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                                                                    Exhibit 11.1

                                 JAYMARK, INC.
                       COMPUTATION OF EARNINGS PER SHARE
             (In thousands, except for share and per share amounts)


                                                           Nine months ended
                                                               October 31,                       Year ended January 31,
                                                           1996           1995            1996            1995            1994
                                                        -------------------------       -----------------------------------------
Income before cumulative effect of change in
  acounting principle                                        $436            $162          $336              $322            $489
Reduction of interest expense, net of income
   tax expense on assumed retirement
   of short-term debt(1)                                        -               -               -               -              71
                                                        ---------       ---------       ---------       ---------       ---------
                                                              436             162             336             322             560
Cumulative effect of change in method of
   accounting for income taxes                                  -               -               -               -             231
                                                        ---------       ---------       ---------       ---------       ---------
Net income                                                   $436            $162            $336            $322            $791
                                                        =========       =========       =========       =========       =========

Weighted average number of common shares outstanding    1,897,433       1,935,515       1,924,461       1,980,048       2,039,524
Common stock equivalent shares(2)                         151,391         151,391         151,391         151,391         151,391
Dilutive common stock options(1)(3)                             -               -               -               -         487,520
                                                        ---------       ---------       ---------       ---------       ---------
Total number of shares for computing primary and
   fully diluted earnings per share                     2,048,824       2,086,906       2,075,852       2,131,439       2,678,435
                                                        =========       =========       =========       =========       =========
Primary net earnings per share:
   Income before cumulative effect of change
      in accounting principle                               $0.21           $0.08           $0.16           $0.15           $0.21
Cumulative effect of change in method of
   accounting for income taxes                                  -               -               -               -            0.09
                                                        ---------       ---------       ---------       ---------       ---------
      Primary net earnings per share                        $0.21           $0.08           $0.16           $0.15           $0.30
                                                        =========       =========       =========       =========       =========

Fully diluted net earnings per share(4):
   Income before cumulative effect of change
      in accounting principle                               $0.21           $0.08           $0.16           $0.15           $0.21
Cumulative effect of change in method of
   accounting for income taxes                                  -               -               -               -            0.09
                                                        ---------       ---------       ---------       ---------       ---------
      Fully diluted net earnings per share                  $0.21           $0.08           $0.16           $0.15           $0.30
                                                        =========       =========       =========       =========       =========

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(1)  Based on the modified treasury stock method pursuant to paragraph 38 of
     Accounting Principles Board Opinion No. 15. No amounts are presented for the nine month periods ended October 31, 1996 and 1995 or the fiscal years ended January 31, 1996 and 1995 as the net effect is antidilutive for both the primary and fully diluted computations.

(2) Represents common stock equivalent shares for stock granted since March 6, 1996 using the treasury stock method and the $13.00 estimated initial public offering price per share pursuant to Staff Accounting Bulletin No. 83.

(3) There is no difference between the number of weighted average shares used in the fiscal year 1994 primary and fully diluted computations as the average fair value of the Company's Common Stock exceeded its fair value at the end of the fiscal year.

(4) This computation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.